UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Airgas, Inc.

(Name of Registrant as Specified In Its Charter)

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Media Contact:		Investor Contact:

Jay Worley	Joele Frank / Dan Katcher / James Golden	Barry Strzelec
jay.worley@airgas.com	Joele Frank, Wilkinson Brimmer Katcher	barry.strzelec@airgas.com
(610) 902-6206	(212) 355-4449	(610) 902-6256

For release: Immediately

ALL FOUR LEADING PROXY ADVISORY FIRMS

RECOMMEND THAT AIRGAS STOCKHOLDERS

VOTE AGAINST AIR PRODUCTS’ JANUARY MEETING PROPOSAL

Airgas Board Urges Stockholders to Vote “FOR” Airgas’ Three Experienced and Highly

Qualified Directors and “AGAINST” Air Products’ By-Law Amendment Proposals

RADNOR, PA – September 10, 2010 – Airgas, Inc. (NYSE: ARG) today announced that proxy advisory firms PROXY Governance, Inc. and Egan-Jones Proxy Services, in addition to Institutional Shareholder Services (“ISS”) and Glass Lewis & Co, recommend that Airgas stockholders vote “AGAINST” Air Products’ proposal to amend the Company’s By-Laws to require a January 2011 meeting of stockholders. PROXY Governance and Egan-Jones also recommend that Airgas stockholders vote “AGAINST” Air Products’ other By-Law Amendment proposals. In addition, Proxy Governance, Egan-Jones,1 and Glass Lewis recommend that stockholders vote the WHITE proxy card “FOR” the election of Airgas’ highly qualified director nominees.

Peter McCausland, Chairman and Chief Executive Officer of Airgas, said, “With all four leading proxy advisory firms recommending against Air Products’ proposal, we believe it is clear that Air Products’ effort to force a stockholder meeting in January, coupled with its threat to terminate its offer, is simply a heavy-handed attempt to steal Airgas by not offering full and fair value to our stockholders. Accordingly, the Board reiterates its recommendation that Airgas stockholders vote the WHITE proxy card ‘FOR’ Airgas’ three experienced and highly qualified directors and ‘AGAINST’ Air Products’ By-Law amendment proposals.”

[1]	With the exception of Airgas nominee, Richard C. Ill

In its September, 9, 2010, report, PROXY Governance stated that “By all accounts, Airgas is a good long-term stock with significant growth potential, and we do not believe that the board’s actions in resisting a low-ball offer have put this long-term value at risk,”* and concluded that:

“We support the election of management’s nominees to the board. We believe that this board had demonstrated its commitment to increasing shareholder value and that it has been active and engaged in the process of considering the Air Products offer and in the larger process of understanding the industry and overseeing the company’s strategy for growth.”*

The September 9, 2010, Egan Jones report noted that, “The Board of Airgas is exceptionally well-qualified and has produced a strong, lengthy track record of building shareholder value,”* and, with respect to Air Products’ January meeting proposal, stated:

“Noting 1) the binding commitment made by Airgas to call a Special Meeting on June 21 if this proposal does not receive support from a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting, 2) that this should provide Airgas stockholders the ability to determine control of the Board by June 2010, and 3) that advancing the next annual meeting by nine months would unwisely strengthen Air Products’ hand in any future negotiations, we recommend a vote “AGAINST” this Proposal on the WHITE proxy card provided by the management.”*

Regarding Air Products’ proposal to hold a stockholder meeting in January 2011, ISS stated in its September 8, 2010, report that “this proposal cedes significant control of the negotiation process to the bidder…As the current bid remains below a fair and full price, we do not recommend shareholders support the proposal.”*

Finally, reflecting on the significant value created by Airgas’ current Board of Directors, Glass Lewis noted in its September 7, 2010, report:

“Airgas shareholders should support the incumbent directors on the basis of their solid track record of shareholder value creation and the rigorous analysis of the industry recovery and the Company’s future prospects. We do note that Airgas appears willing to talk with Air Products as long as it comes to the table with an [sic] reasonable consideration.”*

Airgas reiterated that its Board of Directors has made a binding commitment to call a Special Meeting of Stockholders on June 21, 2011, if Air Products’ January Meeting Proposal does not receive support from a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting. This Special Meeting would provide Airgas stockholders the ability to determine control of the Board by June.

The Airgas Board remains unanimous in its belief that $65.50 per share is grossly inadequate and that the Air Products’ nominees were chosen for one purpose: to facilitate an Air Products takeover of Airgas at a low-ball price. The Board continues to recommend that Airgas stockholders vote “FOR” the election of Airgas’ highly qualified director nominees – W. Thacher Brown, Richard C. Ill and Peter McCausland – and reject the Air Products nominees.

Airgas stockholders are reminded that they have the opportunity to protect their investment, even if they will not be attending the Annual Meeting, by promptly voting the WHITE proxy card. Airgas urges stockholders to vote by telephone, by Internet, or by signing, dating and returning the WHITE proxy card today. Airgas urges stockholders to discard all Gold proxy cards sent by Air Products. Stockholders of record as of the close of business on July 19, 2010, are entitled to vote at the Airgas Annual Meeting of Stockholders, which is scheduled for September 15, 2010.

Any Airgas stockholders who have questions or require assistance voting their shares should contact Innisfree M&A Incorporated, which is assisting Airgas in this matter, toll-free at (877) 687-1875.

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Airgas and its Board of Directors.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

*	Permission to use quotation was neither sought nor obtained.

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IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ AIRGAS’ SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Air Products. Investors and stockholders will be able to obtain free copies of Airgas’ definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas’ directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.